EXHIBIT 10.12

STAR MOUNTAIN LOWER MIDDLE-MARKET CAPITAL CORP.

MULTIPLE CLASS PLAN

 March 31, 2026

This Multiple Class Plan (this “Plan”) is adopted pursuant to Rule 18f-3(d) under the Investment Company Act of 1940, as amended (the “1940 Act”), by Star Mountain Lower Middle-Market Capital Corp., a Delaware corporation (the “Company”).

W I T N E S S E T H:

WHEREAS, the Company is a closed-end management investment company that has elected to be regulated as a business development company;

WHEREAS, the Company has been granted exemptive relief from the Securities and Exchange Commission that permits the Company to issue multiple classes of shares, subject to the condition that the Company must comply with the provisions of Rule 18f-3 under the 1940 Act as though such rule applies to business development companies;

WHEREAS, the shares of common stock of the Company (the “Shares”) are divided into one or more separate classes;

WHEREAS, the Company desires to adopt this Plan in order that the Company may issue multiple classes of Shares (each, a “Class”); and

WHEREAS, the Board of Directors of the Company (the “Board”, and each director, a “Director”), including a majority of the Directors who are not “interested persons” (as defined in Section 2(a)(19) the 1940 Act) of the Company (the “Independent Directors”), in considering whether the Company should adopt and implement this Plan, has evaluated such information and considered such pertinent factors as it deemed necessary to undertake an informed evaluation of this Plan and determination as to whether this Plan should be adopted and implemented, and has determined that the adoption and implementation of this Plan, including the expense allocation contemplated herein, are in the best interests of each Class individually, as well as the best interests of the Company.

NOW THEREFORE, the Company adopts this Plan pursuant to Rule 18f-3 under the 1940 Act, on the following terms and conditions:

1.           The effective date of this Plan (the “Effective Date”) shall be the date set forth above.

2.          The Company may issue Shares in one or more Classes, as set forth in Exhibit A, as may be amended from time to time. Shares so issued will have the rights and preferences set forth in the Company’s Certificate of Incorporation and Bylaws (each as amended from time to time), any applicable resolutions adopted by the Board from time to time and the Company’s then current private placement memorandum (as amended, restated and/or supplemented from time to time, including by the information incorporated by reference therein, the “PPM”) relating to the Classes.

3.           Shares issued in Classes will be issued subject to, and in accordance with, the terms of Rule 18f-3 under the 1940 Act, including, without limitation:

(a)         each Class may have a different arrangement for stockholder services or the distribution of Shares or both, and will pay all of the expenses of that arrangement;

(b)         each Class may pay a different share of other expenses, not including advisory or custodial fees or other expenses related to the management of the Company’s assets (other than incentive fees), if these expenses are actually incurred in a different amount by that Class, or if the Class receives services of a different kind or to a different degree than other Classes;

(c)           each Class will have exclusive voting rights on any matter submitted to stockholders that relates solely to its arrangement;

(d)          each Class will have separate voting rights on any matter submitted to stockholders in which the interests of one Class differ from the interests of any other Class;

(e)           except as otherwise permitted under Rule 18f-3 under the 1940 Act, each Class will have the same rights and obligations as each other Class; and

(f)          Shares of one Class of the Company may be exchanged for or converted into Shares of another Class of the Company as set forth in the Company’s PPM or as otherwise permitted by the officers of the Company.

4.          Nothing in this Plan will be deemed to require the Company to take any action contrary to its Certificate of Incorporation or Bylaws, each as amended from time to time, or any applicable statutory or regulatory requirement to which it is subject or by which it is bound, or to relieve or deprive the Board of the responsibility for and control of the conduct of the affairs of the Company.

5.           This Plan will continue in effect indefinitely unless terminated by a vote of the Board.

6.          This Plan may be amended at any time by the Board, provided that any material amendment of this Plan will be effective only upon approval by a vote of the Board, and a majority of the Independent Directors.

7.           This Plan will be construed in accordance with the internal laws of the State of Delaware and the applicable provisions of the 1940 Act.

8.           If any provision of this Plan is held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Plan will not be affected thereby.

EXHIBIT A

Classes as of March 31, 2026

Class
Class I Class SP
Class D
Class S